U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 21, 1997


                               Courier Corporation
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               (Exact name of registrant as Specified in Charter)



                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)



        0-7597                                             04-2502514
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(Commission File Number)                       (IRS Employer Identification No.)


15 Wellman Avenue, North Chelmsford, Massachusetts                    01863-1334
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(Address of Principal Executive Office)                               (Zip Code)


Registrant's telephone number, including area code:    (508) 251-6000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OF ASSETS.

         On July 21, 1997, the Company acquired all of the outstanding capital stock of Book-mart Press, Inc. ("Book-mart"), a North Bergen, New Jersey book manufacturer specializing in short to medium runs of softcover and hardcover books. The Company paid approximately $12.7 million in cash to the former stockholders of Book-mart for their shares of capital stock. At the time of the closing, Book-mart had approximately $2.3 million of outstanding bank indebtedness which was subsequently paid in full. In connection with the acquisition, 11,111 shares of Courier common stock (based upon a valuation of $18 per share) were issued to two key executives of Book-mart for non-compete agreements. In addition, one of such executives was issued 16,667 shares (subject to a four-year vesting schedule) in connection with an employment agreement. The acquisition will be accounted for as a purchase and, accordingly, the results of operations will be included in the consolidated financial statements from July 21, 1997 forward.

         The purchase price was determined in an arm's-length negotiation and was financed using the Company's existing credit facility with BankBoston, N.A. and State Street Bank and Trust Company. The amount available under this facility was extended from $20 million to $30 million in contemplation of the transaction. The facility was also used by the Company to repay the approximately $2.3 million of Book-mart's existing bank debt subsequent to the consummation of the acquisition.

         In connection with the acquisition, a long-term lease agreement for Book-mart's facility in New Jersey was executed by Book-mart. The lessor is a corporation owned by two of the former stockholders of Book-mart, one of whom remains as a key executive of Book-mart.

         It is intended that Book-mart will continue to operate as a book manufacturer specializing in short to medium runs of softcover and hardcover books.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired

              The required financial statements for the acquired business shall be filed within 60 days of this filing.

         (b)  Pro Forma Financial Information

              The required pro forma financial information shall be filed within 60 days of this filing.

         (c)  Exhibits

              See Exhibit Index attached hereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                COURIER CORPORATION
                                                -------------------
                                                    (Registrant)



Date: August 5, 1997                            By: /s/ Robert P. Story, Jr.
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                                                    Robert P. Story, Jr.
                                                    Senior Vice President and
                                                      Chief Financial Officer




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                                  EXHIBIT INDEX

         2.1 Stock Purchase Agreement by and among Courier Corporation and the stockholders of Book-mart Press, Inc., dated as of July 21, 1997.





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